EXHIBIT 3.29

CERTIFICATE OF FORMATION

OF

ENVIVA PORT OF WILMINGTON LLC

This Certificate of Formation of Enviva Port of Wilmington LLC (the “Company”), dated May 15, 2013, has been duly executed, and is filed pursuant to Section 18—201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company under the Act.

1.              Name.  The name of the Company is Enviva Port of Wilmington LLC.

2.              Registered Office; Registered Agent.  The address of the registered office required to be maintained by Section 18—104 of the Act is:

Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801

The name and address of the registered agent for service of process required to be maintained by Section 18—104 of the Act are:

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Authorized Person

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION OF ENVIVA PORT OF WILMINGTON LLC

This Certificate of Amendment, dated September 3, 2013, has been duly executed and is filed pursuant to section 18-202 of the Delaware Limited Liability Company Act (the “Act”) to amend the certificate of formation (the “Certificate of Formation”) of Enviva Wilmington Holdings LLC, a Delaware limited liability company, under the Act.

1.                                      The name of the limited liability company is Enviva Port of Wilmington LLC.

2.                                      The Certificate of Formation is hereby amended so that Paragraph 1 reads in its entirety as follows:

“1.                                Name.  The name of the Company is Enviva Port of Wilmington, LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation as of the date first written above.

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Authorized Person